                                                                   EXHIBIT 10.14

                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------

       This Administrative Services Agreement ("Agreement") is made as of March 31, 1997 (the "Effective Date") by and between Software AG ("SAG"), a German corporation, with its principal place of business in Darmstadt, Germany, and Software AG Americas, Inc. ("SAGA"), a Virginia corporation, with its principal place of business in Reston, Virginia, USA.

       WHEREAS, prior to the Effective Date, SAGA has been an indirect wholly-owned subsidiary of SAG; and

       WHEREAS, prior to the Effective Date, pursuant to a Products and Research & Development Operations Transfer Agreement between SAG and Software AG of North America, Inc. (currently named SAGA) dated December 5, 1993 (the "Prior Agreement"), certain individuals on the payroll of SAGA have performed computer software development and other services for SAG under the management of SAG, and SAG has reimbursed SAGA for all of its costs associated with such employees and such development and other services; and

       WHEREAS, the parties desire to clarify certain aspects of such relationship;

       NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:


1.  Termination of Prior Agreement
    ------------------------------

       1.1. All ongoing rights and obligations of the parties under the Prior Agreement are hereby terminated and superseded by this Agreement; provided that any rights or obligations of the parties with respect to performance that has been rendered, or that was to have been rendered, under the Prior Agreement prior to the Effective Date shall be governed by the terms of the Prior Agreement.


2.  Administrative Services to Be Provided
    --------------------------------------

       2.1. SAGA shall provide the following administrative services to SAG:

             2.1.1. On behalf of SAG, SAGA shall maintain on SAGA's payroll and provide SAGA's standard employee benefits to the individuals identified in Exhibit A and any additional individuals subsequently agreed upon by the parties and whose names are added to Exhibit A

(collectively, the "Designated Employees"), until the earlier of the date on which any such individual assumes a position within SAGA that does not involve performing computer software development or other services for SAG under the management of SAG or the date on which the employment of any such individual by SAGA is terminated, either at the request of SAG or, if deemed necessary by SAGA, at SAGA's initiative, after which date such an individual no longer shall be considered a Designated Employee and such an individual's name shall be deleted from Exhibit A.

    2.1.2. SAGA shall provide human resources services for Designated Employees, including services relating to the recruitment of Designated Employees, consistent with the human resources services provided for other SAGA employees.

    2.1.3. SAGA shall provide Designated Employees working space in a SAGA facility consistent with the working space provided to other SAGA employees. If SAG wishes to make any material change in the working space provided as of the Effective Date or subsequently agreed to by the parties, SAG shall notify SAGA of such proposed change, and the parties shall discuss, and may agree to, the change. SAGA shall use reasonable efforts to accommodate within 90 days reasonable working space changes proposed by SAG, to the extent consistent with the availability of space, lease provisions, applicable laws and regulations, safety and security concerns, and other applicable constraints. All costs incurred by SAGA as the result of any change in working space requirements initiated by SAG shall be paid by SAG. Except as provided in Article 5, SAGA shall not be responsible for the safekeeping of property of SAG or of Designated Employees stored at SAGA's facility.

    2.1.4. SAGA shall provide Designated Employees access to applicable SAGA facilities and use of computer systems and networks, telephones and office equipment to an extent consistent with policies and practices adopted by SAGA from time to time.

    2.1.5. SAGA specifically shall not be responsible for the direct or indirect management of Designated Employees or for the performance of Designated Employees. SAGA makes no representations or warranties with respect to, and shall have no liability for, the qualifications, training or performance of Designated Employees. The relationship of SAGA to SAG under this Agreement is solely that of an administrative services provider within the capacity and normal policies and practices of SAGA.

       2.2. SAG shall be solely responsible for (i) selection of Designated Employees and determination of the compensation of Designated Employees, provided that such compensation shall be consistent with policies and practices adopted by SAGA from time to time, (ii) day-to-day and long-term management of the Designated Employees, and (iii) all actions of the Designated Employees. As part of such responsibility, SAG diligently shall supervise the Designated Employees. SAG shall comply with, and shall cause the Designated Employees to comply with, (a) all safety, security, computer access and other policies and practices applicable to SAGA employees and others working in SAGA's facility that may be adopted by SAGA from time to time, and (b) all applicable laws and regulations. To the extent that SAG fails to cause such compliance, SAGA may, without limiting any remedies against SAG that SAGA may have at law or in equity, take appropriate disciplinary action against Designated Employees, including but not limited to termination of Designated Employees, in which case SAG shall pay all costs incurred by SAGA as the result of the discipline. SAG shall appoint one or more of the Designated Employees as a "SAG Supervisor," each of whom shall be identified as a "SAG Supervisor" in Exhibit A and who shall be responsible for the management of the Designated Employees. SAG shall cause a SAG Supervisor to be accessible to SAGA at reasonable times and without unreasonable delay as the principal point of contact between the parties for matters relating to this Agreement. Each SAG Supervisor shall have the authority, on behalf of SAG, to take any action or enter into any agreement related to the Designated Employees or the administrative services to be provided under this Agreement. Such authority shall include decisions, on behalf of SAG, relating to the hiring, compensation and termination of Designated Employees.

       2.3. Should SAG no longer require the services of any Designated Employee, SAG shall so notify SAGA in writing. Upon receipt of such notice, SAGA may in its discretion offer the Designated Employee another position within SAGA. If SAGA elects not to offer such a position, or if the Designated Employee rejects such an offer, SAGA may terminate such Designated Employee in accordance with policies and practices adopted by SAGA from time to time. SAG shall comply with such policies and practices. If a Designated Employee's employment with SAGA is terminated, then SAG shall pay all costs of such termination, including but not limited to severance payments and payments for accrued leave.

3.  Payment
    -------

       3.1. SAG shall reimburse SAGA for all costs incurred by SAGA as a result of SAGA's selection, hiring, failing to hire, employment or termination of Designated Employees or otherwise related to the performance of SAGA's obligations under this Agreement, except for the cost of the CMOS machine currently installed in SAGA's Reston Data Center (which is the subject of Section 3.2). The basis of this reimbursement is described in Exhibit B.

       3.2. During the years 1997, 1998 and 1999, SAG shall pay SAGA $500,000 per year, on a monthly basis, for the CMOS machine currently installed in SAGA's Reston Data Center. SAG shall be obligated to make such payments through 1999 notwithstanding any expiration or termination of this Agreement prior to January 1, 2000.

       3.3. Within 15 days after the end of each calendar month, SAGA will submit invoices to SAG setting forth the amounts payable under this Agreement with respect to such month. SAG shall pay all such invoiced amounts within 30 days after the date of the invoice. Any late payment hereunder shall accrue interest at a rate equal to the currency-related FIBOR rate available on the due date of such payment, plus three percent. At any time, SAGA may offset any amount owed by SAG to SAGA under this Agreement by making a corresponding reduction in any amount owed by SAGA to SAG under any other agreement or arrangement. SAGA shall promptly notify SAG of any such offset.

       3.4. During the term of this Agreement and for one year thereafter, SAG shall have the right, one time during each calendar year, at its expense and upon reasonable notice, to examine or have examined by its authorized representative, SAGA's relevant books and records relating to the immediately preceding calendar year solely in order to verify the accuracy of any invoices furnished hereunder.


4.  Proprietary Rights
    ------------------

       4.1. Any computer software, data or other items furnished to Designated Employees by SAGA, in which SAGA and not SAG owns the proprietary rights, shall remain the sole property of SAGA, and to the extent such computer software, data or other items are disclosed to SAG, SAG shall hold such computer software, data or other items in confidence in accordance with Article 5. Subject to the foregoing, SAG shall own all of the proprietary rights arising from the work of the Designated Employees, and SAGA shall hold all computer software, data or other items developed by Designated Employees in confidence in accordance with
Article 5.

       4.2. Any computer software developed by Designated Employees shall be a "SAG Product" for purposes of the Cooperation Agreement between the parties dated March 31, 1997.


5.  Confidentiality
    ---------------

       5.1. For the purpose of this Article 5, the term "Confidential Information" means any information used in or relating to the business of one party or its affiliates (collectively, the "Disclosing Party"), including, but not limited to, the Disclosing Party's product plans, technical materials and financial and customer information, that the Disclosing Party maintains in confidence, and all tangible embodiments of such information, that is received by the other party or its affiliates (the "Receiving Party"), or to which the Receiving Party has access, in any form; provided that "Confidential Information" does not include any information that the Receiving Party can demonstrate (i) is or becomes publicly known through no fault of the Receiving Party; (ii) is developed independently by the Receiving Party; or (iii) is rightfully obtained by the Receiving Party from a third party not obligated to preserve its confidentiality who did not receive the material or information directly or indirectly from the Disclosing Party.

       5.2. A Receiving Party (i) shall not use the Disclosing Party's Confidential Information for any purpose other than in accordance with this Agreement and other agreements between the parties and (ii) shall not disclose Confidential Information to any person or entity, other than any of its employees, agents and independent contractors who have a need to know such Confidential Information and who are subject to a nondisclosure obligation comparable in scope to this Article 5.

       5.3. Notwithstanding Section 5.2, a Receiving Party may disclose Confidential Information to the extent required by a court or other governmental authority, provided that (i) the Receiving Party gives the Disclosing Party reasonable notice of the disclosure, (ii) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information, and (iii) upon request of the Disclosing Party, the Receiving Party cooperates with the Disclosing Party to obtain a protective order regarding, or otherwise limit, the disclosure.

       5.4. The parties acknowledge that either party's breach of Section 5.2 would cause the other party irreparable injury for which it would not have an adequate remedy at law. In the event of such a breach, the non-breaching party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity, without having to prove any actual damages sustained.


6.  Indemnity
    ---------

       6.1. Subject to Section 6.2, SAG shall defend, indemnify and hold harmless SAGA, its affiliates, and their respective directors, officers, agents and employees from and against all claims, liabilities, suits, losses, damages and expenses, including costs and reasonable attorneys' fees ("Claims") relating to or resulting from (i) SAG'S breach of this Agreement, (ii) the negligence of SAG or of Designated Employees, (iii) allegations that SAGA has failed to supervise Designated Employees, (iv) infringements of patents, copyrights or other proprietary rights by Designated Employees, (v) failure of SAG or of Designated Employees to comply with applicable laws and regulations, (vi) any other actions or inactions of Designated Employees, and (vii) SAGA'S selection, hiring, failing to hire, employment or termination of Designated Employees.

       6.2. The foregoing indemnity is subject to the following conditions:

             6.2.1. An indemnified person or entity promptly shall notify SAG in writing of any Claim (provided that the failure of an indemnified person or entity to provide prompt notice shall not relieve SAG of its obligations under this Article 6, except to the extent that SAG is actually prejudiced by such failure); and

             6.2.2. SAG shall have the right, if it so chooses, to control and direct, at its expense and through counsel of its choosing, the investigation and defense of any third party Claim, but may compromise or settle the same only with the consent of the indemnified person or entity, which consent shall not be unreasonably withheld. The indemnified person or entity shall cooperate fully with SAG in the defense of any such Claim.

       6.3. Upon receipt of a notice of a Claim for indemnification, SAG shall promptly pay to the indemnified person or entity the amount of such Claim in accordance with and subject to the provisions of this Article 6, provided, however, that no such payment shall be due during any period in which SAG is contesting in good faith either its obligation to make such indemnification or the amount of the Claim that is payable.

7.  Term and Termination
    --------------------

       7.1. The initial term of this Agreement shall commence on the Effective Date and continue until December 31, 1998 unless this Agreement is terminated in accordance with Section 7.2. Thereafter, this Agreement automatically shall be extended for subsequent one-year renewal terms unless (i) either party gives the other party written notice of non-renewal at least 90 days prior to the end of the then-current initial or renewal term, or (ii) this Agreement is terminated in accordance with Section 7.2.

       7.2. If either party materially breaches this Agreement and fails to remedy that breach within fifteen days after receiving written notice of that breach from the other party, the non-breaching party may terminate this Agreement immediately upon further written notice.

       7.3. Upon any expiration or termination of this Agreement, SAGA may in its discretion offer one or more Designated Employees other positions within SAGA. If SAGA elects not to offer one or more Designated Employees such positions, or if one or more Designated Employees reject such offers, SAGA may terminate such Designated Employees in accordance with policies and practices adopted by SAGA from time to time, and SAG shall pay all costs of such termination.

       7.4. SAG shall pay all costs arising out of the expiration of this Agreement or the termination of this Agreement by either party.

       7.5. The rights and obligations of the parties under Section 2.3 and Articles 3 through 9 of this Agreement shall remain in effect after the expiration or termination of this Agreement.


8.  Notices
    -------

       All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

             If to SAG:

             Software AG
             Uhlandstrasse 12, D-64297
             Darmstadt, Germany
             Attention:  Dr. Peter Mossack
             Facsimile:  49-6151-921868


             If to SAGA:

             Software AG Americas, Inc.
             11190 Sunrise Valley Drive
             Reston, Virginia 20191-5424
             Attention:  Harry McCreery
             Facsimile:  703-391-6504

All such deliveries shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Article 8.


9.     Miscellaneous
       -------------

             9.1. This Agreement is confidential, and neither party shall disclose it without the prior written consent of the other party to any third party, other than its attorneys, consultants, accountants, auditors and others to whom a party has a bona fide business reason for disclosing the Agreement; provided that each party may disclose this Agreement as may be required by law or to enforce the provisions hereof.

             9.2. The parties shall use the English language in exchanging all documents and other information exchanged between them.

             9.3. The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

             9.4. The rights and remedies provided in this Agreement are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert, or the delay in asserting, any right or remedy constitute a waiver of that right or remedy.

             9.5. The rights of the parties under this Agreement are unique, and the failure of a party to perform its obligations hereunder would irreparably harm the other party. Accordingly, the parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

             9.6. No party may assign any of its rights or delegate its obligations hereunder without the written consent of the other party, except that SAGA may make such an assignment and/or delegation to any affiliate of SAGA. Any purported assignment or delegation in violation of this Section 9.6 shall be void. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives.

             9.7. This Agreement may be modified or amended only by written agreement of the parties.

             9.8. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction. The party bringing any action under this Agreement shall only be entitled to choose the federal or state courts in the Commonwealth of Virginia as the venue for such action, and each party consents to the jurisdiction of the court chosen in such manner for such action.

             9.9. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

             9.10. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, written or oral, with respect to the subject matter hereof.

             IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.


                                       SOFTWARE AG

                                       By:/s/ Erwin Koenigs
                                          --------------------------------
                                          Dr. Erwin Koenigs
                                          Chairman of the Board

                                       and

                                       By:/s/ Volker Dawedeit
                                          --------------------------------
                                          Volker Dawedeit
                                          Board Member


                                       SOFTWARE AG AMERICAS, INC.



                                       By:/s/ Daniel Gillis
                                          --------------------------------
                                          Daniel Gillis
                                          President and
                                          Chief Executive Officer


                                    EXHIBIT A
--------------------------------------------------------------------------------
Employee                       Dept. Name                        Location
--------------------------------------------------------------------------------
LEE, MI YEE                    MIDDLEWARE -LOB                   SEATTLE
UPTON, NANCY                   MIDDLEWARE -LOB                   SEATTLE
VANDOR, STEVE                  MIDDLEWARE -LOB                   SEATTLE
BRADLEY, CHRIS S.              DATA WAREHOUSING-LOB              RESTON
CONNOLLY, MARC D.              DATA WAREHOUSING-LOB              RESTON
REID, KARL                     DATA WAREHOUSING-LOB              RESTON
BILLINGS, JOHN S.              ESSE                              RESTON
ASTIZ, PAUL R.                 PTG ADMINISTRATION                RESTON
CREAMER, MARK F.               PTG ADMINISTRATION                RESTON
HARRIS, PETER                  PTG ADMINISTRATION                RESTON
HILL, PHILIP E.                PTG ADMINISTRATION                RESTON
KENNA, HELEN M.                PTG ADMINISTRATION                RESTON
LEE, MINGEN JEFF               PTG ADMINISTRATION                RESTON
MCDOWELL, STEVEN C.            PTG ADMINISTRATION                RESTON
MCGUIRE, STEPHEN               PTG ADMINISTRATION                RESTON
MURPHY, GERALD W               SAG SUPERVISOR                    RESTON
WATANABE, SCOTT                PTG ADMINISTRATION                RESTON
ADDIS, JAMES                   EES                               RESTON
ALBIN, REBECCA R.              EES                               RESTON
CONRAD, MARK P.                EES                               RESTON
GOWIN, STAN                    EES                               RESTON
LIVINGSTON, MICHAEL            EES                               RESTON
TIPLER, DAVID N.               EES                               RESTON
VEARY, TREVOR J.               EES                               RESTON
WIEDEMAN, GRACE                EES                               RESTON
BERNAT, MICHAEL                PTG SERVICES                      RESTON
BOVE, ANDREW                   PTG SERVICES                      RESTON
DUFFY, MICHAEL                 PTG SERVICES                      RESTON
FRANK, TIM                     PTG SERVICES                      RESTON
KIGHT, ALONZO B.               PTG SERVICES                      RESTON
SWETT, SCOTT                   PTG SERVICES                      RESTON
WALDROP, RANDALL T.            PTG SERVICES                      RESTON
COLE, RICHARD D.               PTG DENVER                        RESTON
VANAUKEN, DAVID P.             PTG DENVER                        RESTON
THOMAS, DEWAYNE                PTG SPECIAL PROJECTS              RESTON
TORRI, KENNETH                 PTG SPECIAL PROJECTS              RESTON
VINSARICH, ANTHONY             PTG SPECIAL PROJECTS              RESTON
BARLEY, MICHAEL A.             NETWORK                           RESTON
CHIRILA, MICHAEL               NETWORK                           RESTON
HERAS VERON, RAUL              NETWORK                           RESTON
HOU, WEN-CHUN                  NETWORK                           RESTON
HUANG, DANIEL D.               NETWORK                           RESTON
KATILIE, JOHN F.               NETWORK                           RESTON
NGUYEN, SON THANH              NETWORK                           RESTON
SMITH, PAUL M.                 NETWORK                           RESTON
WAGNER, GREGORY J.             NETWORK                           RESTON
EISNER, ROBERT H.              ENTIRE ACCESS                     RESTON
POHL, PHILLIP L.               ENTIRE ACCESS                     RESTON
BYRUM, DRAKE                   DEVELOPMENT QA                    RESTON
CRIST, WENDY M.                DEVELOPMENT QA                    RESTON
HUNTER, JACK L.                DEVELOPMENT QA                    RESTON
KRINITZSKY, DEBORAH            DEVELOPMENT QA                    RESTON
PERRINE, DOUGLAS K.            DEVELOPMENT QA                    RESTON
NELSON, KATHELEEN EVANS        DOCUMENTATION                     RESTON
HANSEN, KURT J.                PRODUCT QUALITY & RELEASE         DENVER
KARLIN, MARY SUE               PRODUCT QUALITY & RELEASE         DENVER
KEE, CAROL S.                  PRODUCT QUALITY & RELEASE         DENVER
MAH, SHARON                    PRODUCT QUALITY & RELEASE         DENVER
MEHLIG, STEFAN                 PRODUCT QUALITY & RELEASE         DENVER
SHANDRO, STEVEN A.             PRODUCT QUALITY & RELEASE         DENVER
SWANZY, JOAN E.                PRODUCT QUALITY & RELEASE         DENVER
TOMENCHOK, WAYNE M.            PRODUCT QUALITY & RELEASE         DENVER
GRAY, TODD                     R&D                               SEATTLE
COHEN, PETER                   R&D                               SEATTLE
CORDOVIL, JORGE                R&D                               DENVER
MERKEL, SHAWN                  R&D                               DENVER
VAN AUKEN, DAVE                R&D                               DENVER
HORAN, LIND                    R&D                               DENVER
MARCUM, KEN                    R&D                               DENVER
KELSEY, DONNA                  R&D                               DENVER
MCCLARD, DAN                   R&D                               DENVER
WEIGEL, CHARLES                R&D                               DENVER

                                    EXHIBIT B

                             Basis of Reimbursement
                             ----------------------


SAG shall reimburse SAGA for all costs incurred by SAGA as a result of SAGA'S selection, hiring, failing to hire, employment or termination of Designated Employees or otherwise related to the performance of SAGA's obligations under this Agreement. To the extent that specific costs are identified in this Exhibit B, reimbursement therefor shall be as provided in this Exhibit B.

1. Salaries -- Salaries shall be reimbursed at the actual rate paid to each Designated Employee in the month paid.

2. Bonus -- Bonuses shall be accrued and reimbursed monthly based on an aggregate annual estimate. An adjustment to account for the difference between such estimate and the actual aggregate bonus payments shall be made in the invoice for the month during which bonuses are paid.

3. Benefits -- Benefits shall be reimbursed at SAGA'S standard rate in effect for the month. The rate will be applied to all salary, bonus or commission payments made to, or accrued on behalf of, each Designated Employee.

4. Termination -- In the case of a termination of a Designated Employee, all termination and severance costs will be paid by SAG in the month incurred.

5. Outside Labor, Contract Labor or Temporary Help -- When any such expenditures are approved by a SAG Supervisor, the actual amount incurred shall be reimbursed in the month incurred.

6. Office Supplies, Documentation, Printed Materials, Promotional Materials and Advertising -- When such items are acquired or used by Designated Employees, or media advertising is placed by Designated Employees, the actual cost thereof shall be reimbursed in the month in which such items are so acquired, used or placed.

7. Occupancy -- Occupancy shall be reimbursed as follows:

   7.1. The cost of space in the Reston R&D Center shall be reimbursed at the rate of $50,000 per month for the space in use as of the Effective Date. In accordance with Section 2.1.3 of this Agreement, this space shall be expanded or contracted only by agreement of the parties, and if the parties agree to expand or contract such space, the parties shall at that time agree to an adjustment in the applicable reimbursement rate.

   7.2. All other occupancy shall be reimbursed monthly at the standard per head monthly cost calculated by SAGA for internal purposes. (1997 rate is $1,500 per person per month.) At SAG's request, SAGA shall provide SAG a written statement setting forth the basis for the calculation of such standard cost.

8. Computer, Telephone and Office Equipment Costs -- To the extent that (i) Designated Employees require specific hardware or software other than the CMOS machine that is the subject of Section 3.2 of this Agreement, and such specific hardware or software is not provided by SAG, or (ii) SAGA incurs costs providing telephone, office equipment or similar facilities to Designated Employees, the actual costs thereof shall be reimbursed in the month in which such costs are incurred.

9. Depreciation -- Depreciation shall be reimbursed, on a monthly basis, at SAGA's standard rates for all capital assets used by Designated Employees.

10. Travel, Conference and Training -- Travel, conference and training expenses incurred by Designated Employees shall be consistent with SAGA travel policies and the actual costs thereof shall be reimbursed in the month in which such costs are incurred.

11. Human Resources Services -- Costs of human resources services, including such recruiting costs as the costs of advertising, outside recruiters and applicant travel, shall be reimbursed in the month in which such costs are incurred.